EXHIBIT 10.14

FIRST AMENDMENT
TO
LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 9th day of August 2007, by and among CHANCELLOR GROUP, INC., a Nevada corporation, whose address for purposes of this Agreement is 216 S. Price Road, Pampa, Texas 79065 (“Chancellor”), GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 (“Production”), and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 (“Field Services”)(Chancellor, Production, and Field Services being collectively referred to herein as the “Borrowers”), and CAPWEST RESOURCES, INC., a Texas corporation, whose address for purposes of this Agreement is 508 West Wall Street, Suite 1100, Midland, Texas 79701 (the ALender@).

NOTICE IS TAKEN OF THE FOLLOWING:

A.
Borrowers and Lender have previously entered into that certain Loan Agreement, dated as of April 13, 2007 (the “Loan Agreement”). Capitalized terms not otherwise defined, or re-defined herein, are defined in the Loan Agreement.

B.
The Loan Agreement provides for an advancing line of credit/term loan in the amount of Ten Million and No/100 Dollars ($10,000,000.00), with an existing Borrowing Base in the amount of Three Million Seven Hundred Thousand ($3,700,000.00) (the “Loan”). The Loan is evidenced by an Advancing Line of Credit/Term Note, dated as of April 13, 2007, executed by the Borrowers in favor of the Lender (the “Note”). The Note is collateralized by second lien Deeds of Trust covering oil and gas properties in Carson and Gray Counties, Texas (collectively, the “Deeds of Trust”), as well as equipment and other personal property identified in and covered by the Security Agreement, and the Warrants.

C.
The Borrowers have asked the Lender to modify the Loan to reflect an increase in the Borrowing Base from Three Million Seven Hundred Thousand Dollars ($3,700,000.00) to Three Million Nine Hundred Fifty Thousand Dollars ($3,950,000.00), and the Lender has agreed to that request. In consideration of the Lender’s consent to their requested increase in the Borrowing Base, the Borrowers have agreed to the modification of various covenants found in the Loan Agreement.

D.
The Borrowers and the Lender have agreed to execute this Amendment in order to recognize the increase in the Borrowing Base of the Loan and the modification of various covenants found in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Loan Agreement. Capitalized terms not otherwise defined herein shall have the same definitions assigned to them under the terms of the Loan Agreement.

2. Amendments.

A.	The definition of “Contractual Rights” found in the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:

“Contractual Rights” means that certain personal property interest in contractual rights, created pursuant to the terms of the Loan Agreement, which shall now be increased from fifteen percent (15%) to twenty percent (20%) of Borrowers’ Gross Oil and Gas Proceeds, as defined in the Loan Agreement, derived and produced from Borrowers’ Mineral Interests in those certain oil and gas leases and wells located in Carson and Gray Counties, Texas, as set forth in the Loan Agreement. The additional five percent (5%) of such proceeds shall be conveyed to Lender by Borrowers under that certain Bill of Sale and Assignment of Contractual Rights, dated of even date herewith, by and among Borrowers and Lender.

B.	Subsection 2.2 (a) of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:

2.2 - Borrowing Base.

(a)	The Borrowing Base is hereby established at $3,950,000.00.

C.	Article VI of the Loan Agreement is hereby amended by adding the following sections:

6.16 - Interest Payments. On or before August 20, 2007, Chancellor agrees to tender to Lender all accrued and owing interest payments, specifically including, but not limited to those interest payment due as of July 30, 2007, and the Borrowers agree to be completely current on all interest payment due and accrued on or before August 30, 2007. Lender agrees to accept payments of interest only (and not payments based upon Borrowers’ Gross Oil and Gas Proceeds) through December 30, 2007. Thereafter, as to all payments beginning with the one to be made on January 30, 2008, payments shall be tendered based upon the formula provided in the Loan Agreement under Section 2.4.

6.17 - Use of Loan Proceeds Attributable to the Increased Borrowing Base. Borrowers agree that out of the loan proceeds attributable to Lender’s consent to the increase in the Borrowing Base provided for in this Amendment, Borrowers will use a maximum of Eighty Thousand Dollars ($80,000.00) of such proceeds for the payment of operating expenses, and a minimum of One Hundred and Seventy Thousand Dollars ($170,000.00) for the purpose of restoring existing oil and gas wells to productive status.

6.18 -  Equity Contributions. On or before October 31, 2007, Borrowers shall have obtained an additional equity contribution of Two Hundred Fifty Thousand Dollars ($250,000.00).

6.19 - Reduction in General and Administrative Expenses. Borrowers agree to reduce their consolidated general and administrative expenses paid to members of its management team to a maximum of Twenty Thousand Dollars ($20,000.00), beginning with those payments to be tendered to such management team members for their services during the month of August. Borrowers agree to maintain such general and administrative expenses at this level until such time as Borrowers have fulfilled the covenant stated in Section 6.18 above and have demonstrated to the satisfaction of the Lender (acting in its sole and absolute discretion) that the Borrowers have met, and are continuing to meet, the forecasts for monthly production, revenues, and expenses, as stated in the pro forma business plan that Borrowers presented to the Lender in connection with their application for the Loan.

6.20 -  Budgeted Oil and Gas Sales Figures. Borrowers agree that they will reach the budgeted oil and gas sales figures of 5,300 barrels of oil (“BO”)(with net production to Borrowers of 4,134 BO) and 10,000 million cubic feet (“MCFG”) of natural gas production (producing net production to Borrowers of 8,750 MCFG), forecast in their pro forma business plan, and attain a producing well count of 245 wells on or before December 31, 2007. Should Borrowers fail to fulfill this covenant, they agree to reduce the general and administrative expenses provide for in Section 6.19 above from the amount of Twenty Thousand Dollars ($20,000.00) to the amount of Ten Thousand Dollars ($10,000.00), beginning with general and administrative expenses paid to management for the month of January 2008.

6.21 -  Bank Statements from Bank of America, N.A. Within fifteen (15) days of the execution of this Amendment, Borrowers shall provide Lender with copies of any and all statements that they have received from Bank of America, N.A. in Pampa, Texas. Following the initial delivery of copies of such statements, Borrowers shall continue to provide Lender with such copies, by transmitting such a copy to Lender, via certified mail, return receipt requested, or electronically, on or before fifteen (15) days after their receipt of such a statement.

D.	Section 7.1 of the Loan Agreement is hereby amended by adding the following sections:

7.1 -  Consolidated Debt Service Coverage Ratio. Beginning with the financial reports due for July 2007, Borrowers shall attempt to comply with Section 7.1 of the Loan Agreement by not permitting their Consolidated Debt Service Coverage Ratio to be less than 1.1 to 1.0 at any time. As stated in the Loan Agreement, the Consolidated Debt Service Coverage Ratio shall be calculated monthly based upon year-to-date figures for the current calendar year, beginning on July 1, 2007, and shall be reported to Lender by Borrowers within forty-five (45) days after the end of each calendar month. Should Borrowers be unable to fulfill this negative covenant or the covenant covering the same matter in the Senior Loan Agreement, the Lender agrees to reduce its minimum Consolidated Debt Service Coverage Ratio to the same level as that required by the Senior Lender, until December 31, 2007, at which point the Lender’s original ratio shall be automatically reinstated into the terms of this Loan Agreement.

3. Effectiveness.

A.
Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Loan Agreement shall remain unmodified, and the Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.
All references to the Loan Agreement herein or in any other document or instrument between Borrower and Lender shall hereinafter be construed to be references to the Loan Agreement as modified by this Amendment.

4.
Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5.	Notice of Final Agreement:

THIS WRITTEN AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWERS:

CHANCELLOR GROUP, INC.

By:	/s/ Bradley Fischer
BRADLEY FISCHER
President

GRYPHON PRODUCTION COMPANY, LLC

By:	By: /s/ Bradley Fischer
BRADLEY FISCHER President

GRYPHON FIELD SERVICES, LLC

By:	By: /s/ Bradley Fischer
BRADLEY FISCHER President

LENDER:

CAPWEST RESOURCES, INC.

By:	By: /s/ Mark McKinney
MARK D. MCKINNEY President